Exhibit 10.30
NON-QUALIFIED STOCK OPTION AWARD
PURSUANT TO THE FIRST SECURITY GROUP, INC.
2012 LONG-TERM INCENTIVE PLAN

THIS NON-QUALIFIED STOCK OPTION AWARD (the “Award”) is made as of the Grant Date by and between FIRST SECURITY GROUP, INC. (the “Company”), a Tennessee corporation; and _____________________ (the “Participant”).

Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference, the Company hereby awards as of the Grant Date to Participant a non-qualified stock option (the “Option”), as described below, to purchase the Option Shares.

A.    Grant Date: ______________, 20__.

B.    Type of Option: Non-qualified Stock Option.

C.	Plan under which granted: First Security Group, Inc. 2012 Long-Term Incentive Plan.

D.	Option Shares: All or any part of ________ shares of the Company’s common stock (the “Common Stock”), subject to adjustment as provided in the attached Terms and Conditions.

E.
Exercise Price: $_______ per share of Common Stock. The Exercise Price shall be subject to adjustment as provided in the attached Terms and Conditions. The Exercise Price is, in the judgment of the Committee (as defined in the Plan), not less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date.

F.	Option Period: The Option may be exercised only during the Option Period which commences on the Grant Date and ends on the earliest of:

(i)	the tenth (10th) anniversary of the Grant Date;

(ii)
three (3) months following the date the Participant ceases to be either an employee, director, or any other type of service provider of the Company and its Affiliates due to a Termination of Employment or termination of any other service relationship for reasons other than for Cause; or

(iii)	twelve (12) months following the date the Participant ceases to be an employee, director, or contractor of the Company and all Affiliates due to death or Disability;

provided, however, that the Option may be exercised as to no more than the vested Option Shares determined pursuant to the Vesting Schedule. Notwithstanding the foregoing, the Option shall cease to be exercisable upon the date the Participant ceases to be an employee, director, or any other type of service provider of the Company or an Affiliate due to a Termination of Employment or termination of any other service relationship by the Company or an Affiliate for Cause. Note that other limitations to exercising the Option, as described in the attached Terms and Conditions, may apply.

G.
Vesting Schedule: The Option Shares shall become vested in accordance with Schedule 1 hereto (the “Vesting Schedule”). Any portion of the Option which is not vested at the time of Participant’s Termination of Employment or termination of any other service relationship with the Company or an Affiliate shall be forfeited to the Company.

IN WITNESS WHEREOF, the Company and the Participant have executed and sealed this Award as of the Grant Date set forth above.

FIRST SECURITY GROUP, INC.:

By:

Title:

Participant

2

TERMS AND CONDITIONS
TO THE
NON-QUALIFIED STOCK OPTION AWARD
PURSUANT TO THE FIRST SECURITY GROUP, INC.
2012 LONG-TERM INCENTIVE PLAN

1.    Exercise of Option. Subject to the provisions provided herein or in the Award made pursuant to the First Security Group, Inc. 2012 Long-Term Incentive Plan:

(a)    the Option may be exercised with respect to all or any portion of the vested Option Shares at any time during the Option Period by:

(i)    the delivery to the Company, at its principal place of business, of a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to the Company at least ten (10) days prior to the date upon which Participant desires to exercise all or any portion of the Option (unless such prior notice is waived by the Company);

(ii)    payment as provided in Section 3 to the Company of the Exercise Price multiplied by the number of Option Shares being purchased (the “Purchase Price”); and

(iii)    satisfaction of the withholding tax obligations under Section 2, if applicable.

Upon acceptance of such notice and receipt of payment in full of the Purchase Price and, if applicable, any withholding taxes, the Company shall cause to be issued a certificate representing the Option Shares purchased. Notwithstanding the foregoing, in the event the Participant is given notice of termination for Cause under any employment or services agreement between the Participant and the Company or any Affiliate or otherwise, the Participant’s ability to exercise the Option shall be suspended from the giving of such notice until such time as the Participant cures the circumstance(s) constituting Cause, if expressly permitted by the applicable employment or services agreement or otherwise, or, if there is no opportunity to cure or no cure is timely effected, from and after the giving of such notice through and including the effective date that the Participant’s employment or other service relationship is terminated for Cause.

2.    Withholding. To the extent necessary, the Participant must satisfy applicable federal, state, and local, if any, withholding taxes imposed by reason of the exercise of the Option either by paying to the Company the full amount of the withholding obligation (a) in cash; (b) by tendering shares of Common Stock which are owned by the Participant prior to the date of exercise having a Fair Market Value equal to the withholding obligation (a “Withholding Election”); (c) by electing, irrevocably and in writing (also a “Withholding Election”), to have the smallest number of whole shares of Common Stock withheld by the Company which, when multiplied by the Fair Market Value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the amount of withholding tax; or (d) by any combination of the above.

3.    Purchase Price. Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made:

(a)    in cash or cash equivalents;

(b)    by delivery to the Company of a number of shares of Common Stock which have been owned by the Participant prior to the date of the Option’s exercise, having a Fair Market Value on the date of exercise either equal to the Purchase Price or in combination with other forms of payment to equal the Purchase Price;

(c)    if and when the Common Stock becomes traded by brokers, whether on a national securities exchange or otherwise, by receipt of the Purchase Price in cash from a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Participant to the Committee of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised, but only as and to the extent permitted under Section 13(k) of the Exchange Act (Section 402 of the Sarbanes-Oxley Act of 2002); or

(d)    in any combination of the foregoing.

4.    Rights as Shareholder. Until the stock certificates reflecting the Option Shares accruing to the Participant upon exercise of the Option are issued to the Participant, the Participant shall have no rights as a shareholder with respect to such Option Shares. The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as the Plan otherwise provides.

5.    Restriction on Transfer of Option and of Option Shares.

(a)    General Restrictions. The Participant (and any subsequent holder of the Option) may not sell, pledge or otherwise directly or indirectly transfer (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in the Option except pursuant to the provisions of this Award. Any sale, pledge or other transfer (or any attempt to effect the same) of the Option in violation of any provision of this Award shall be void, and the Company shall not record such transfer, assignment, pledge or other disposition on its books or treat any purported transferee or pledgee of the Option as the owner or pledgee of the Option for any purpose.

(b)    Certain Permitted Transfers of Options. The restrictions contained in this Section will not apply with respect to transfers of the Option pursuant to applicable laws of descent and distribution; provided that the restrictions contained in this Section will continue to be applicable to the Option after any such transfer; and provided further that the transferee(s) of the Option must agree in writing to be bound by the provisions of this Award.

6.    Changes in Capitalization.

(a)    The number of Option Shares and the Exercise Price shall be proportionately adjusted for nonreciprocal transactions between the Company and the holders of capital stock of the Company that cause the per share value of the shares of Common Stock underlying the Option to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

(b)    In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets or other material change in the capital structure of the Company, or a tender offer for shares of Common Stock, or a Change in Control, that in each case is not an Equity Restructuring, the Committee or its designee shall take such action to make such adjustments in the Option or the terms of this Award as the Committee or its designee, in its sole discretion, determines in good faith is necessary or appropriate, including, without limitation, adjusting the number and class of securities subject to the Option with a corresponding adjustment in the Exercise Price, substituting a new option to replace the Option, accelerating the termination of the Option Period or terminating the Option in consideration of a cash payment to the Participant in an amount equal to the excess of the then Fair Market Value of the Option Shares over the aggregate Exercise Price of the Option Shares; provided, however, that no such adjustment shall be inconsistent with the rights of the Participant as provided in these Terms and Conditions. Any determination made by the Committee or its designee pursuant to this Section 6(b) will be final and binding on the Participant. Any action taken by the Committee or its designee need not treat all Participants equally.

(c)    The existence of the Plan and the Option granted pursuant to this Award shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding. Any adjustment pursuant to this Section may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option.

7.    Special Limitation on Exercise. Any exercise of the Option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration, or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the delivery of shares thereunder, the delivery of any or all shares pursuant to the Option may be withheld unless and until such listing, registration or qualification shall have been effected. The Participant shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

8.    Legend on Stock Certificates.  Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth herein and in the Plan.

9.    Governing Laws. The Award and these Terms and Conditions shall be construed, administered and enforced according to the laws of the State of Georgia; provided, however, the Option may not be exercised except in compliance with exemptions available under applicable state securities laws of the state in which the Participant resides and/or any other applicable securities laws.

10.    Successors. The Award and these Terms and Conditions shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the Participant and the Company.

11.    Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

12.    Severability. In the event that any one or more of the provisions or portion thereof contained in the Award and these Terms and Conditions shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of the Award and these Terms and Conditions, and the Award and these Terms and Conditions shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

13.    Entire Agreement. Subject to the terms and conditions of the Plan, the Award and these Terms and Conditions express the entire understanding of the parties with respect to the Option.

14.    Violation. Except as provided in Section 5, any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of the Award or these Terms and Conditions and shall be void and without effect.

15.    Headings. Section headings used herein are for convenience of reference only and shall not be considered in construing the Award or these Terms and Conditions.

16.    Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of the Award and these Terms and Conditions, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

17.    No Right to Continued Retention. Neither the establishment of the Plan nor the award of Option Shares hereunder shall be construed as giving the Participant the right to continued employment or other service relationship with the Company or any Affiliate.

18.    Exercise or Forfeiture as Required by Law. To the extent required by law, in the event the capital of the Company or a financial institution subsidiary of the Company falls below the minimum capital requirements established from time to time by the applicable state or primary federal regulator, such primary federal regulator may require that Options issued under the Plan that are not exercised within a specific period of time be cancelled and have no further force or effect.

19.    Definitions. As used in this Award,

(a)    “Cause” shall the meaning assigned to such term in the employment agreement, if any, between the Participant and the Company or its Affiliate; provided, however, that if there is no such employment agreement or definition, the term “Cause” shall mean any of the following acts by Participant, as determined by the Board:

(1)    gross neglect of duty, prolonged absence from duty without the consent of the Company;

(2)    the acceptance by Participant of a position with another employer without the consent of the Company;

(3)    intentionally engaging in any activity which is in conflict with or adverse to the business or other interests of the Company;

(4)    willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company; or

(5)    breach of a fiduciary duty owed to the Company; or

(6)    any material breach of an employment contract, which breach has not been corrected by Participant within (30) days after his receipt of notice of such breach from the Company; or

(7)    the receipt of any form of notice, written or otherwise, that any regulatory agency having jurisdiction over the Company or its Affiliate intends to institute any form of formal or informal regulatory action against the Participant or the Company or its Affiliate, provided that the Board of Directors of either the Company or its Affiliate determines in good faith that such action involves acts or omissions by or under the supervision of the Participant or that termination of the Participant could materially assist the Company or its Affiliate in avoiding or reducing the restrictions or adverse effects to the Company or its Affiliate related to the regulatory action.

(b)    Other capitalized terms that are not defined herein have the meaning set forth in the Plan or the Award, except where the context does not reasonably permit.

EXHIBIT 1

NOTICE OF EXERCISE OF
STOCK OPTION TO PURCHASE
COMMON STOCK OF
FIRST SECURITY GROUP, INC.

Name
Address

Date

First Security Group, Inc.
531 Broad Street
Chattanooga, Tennessee 37402
Attn: Secretary

Re:    Exercise of Non-Qualified Stock Option

Gentlemen:

Subject to acceptance hereof by First Security Group, Inc. (the “Company”) and pursuant to the provisions of the First Security Group, Inc. 2012 Long-Term Incentive Plan (the “Plan”), I hereby give notice of my election to exercise options granted to me to purchase ______________ shares of Common Stock of the Company under the Non-Qualified Stock Option Award (the “Award”) dated as of ___________, 20___. The purchase shall take place as of __________, 20___ (the “Exercise Date”).

On or before the Exercise Date, I will pay the applicable purchase price as follows:

[ ]	by delivery of cash or a certified check for $_____________ for the full purchase price payable to the order of First Security Group, Inc.

[ ]
by delivery of shares of Common Stock that I own and that are represented by a stock certificate I will surrender to the Company with my endorsement. If the number of shares of Common Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares; and/or

[ ]
if and when the Common Stock becomes traded by brokers, whether on a national securities exchange or otherwise, by delivery of the purchase price by _________________________, a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Company to issue a stock certificate for the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price.

Exhibit 1 – Page 1 of 3

I understand that I am not permitted to exercise the Option if I have been given notice that my employment will be terminated for Cause. I understand that if my ability to exercise is suspended in the manner provided for in the foregoing sentence, my ability to exercise may only be reinstated in the event that I cure the circumstances specified in such notice that was the basis for my termination for Cause and only if such ability to cure is expressly provided for in the applicable employment agreement or otherwise.

Any required federal, state, and local income tax withholding obligations on the exercise of the Award shall be paid on or before the Exercise Date in cash or cash equivalents.

As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

If the Common Stock being acquired is not registered for issuance to and resale by the Participant pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the “1933 Act”), I hereby represent, warrant, covenant, and agree with the Company as follows:

The shares of the Common Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with, any distribution of the Common Stock, nor am I aware of the existence of any distribution of the Common Stock;

I am not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Company;

The Common Stock was not offered to me by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;

I understand and agree that the Common Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

The Common Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

The Company will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act are not now available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;

Exhibit 1 – Page 2 of 3

I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Company. I realize that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;

I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and

The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Company issued to me pursuant to this Award. Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice. I further understand that capitalized terms used in this Notice of Exercise without definition shall have the meanings given to them in the Award or in the Plan, as applicable.

Very truly yours,

AGREED TO AND ACCEPTED:
FIRST SECURITY GROUP, INC.

By:
Title:

Number of Shares                Number of Shares
Exercised:                    Remaining:

Date:

Exhibit 1 – Page 3 of 3

SCHEDULE 1

VESTING SCHEDULE
NON-QUALIFIED STOCK OPTION AWARD
ISSUED PURSUANT TO THE
FIRST SECURITY GROUP, INC.
2012 LONG-TERM INCENTIVE PLAN

A.
The Option Shares shall become vested Option Shares following the completion of a number of continuous years of service as an employee, director, or any other type of service provider of the Company or any Affiliate after the Grant Date as indicated in the schedule below.

Percentage of Option Shares which are Vested	Continuous Years of Service after the Grant Date

B.
For purposes of the Vesting Schedule, Participant shall be granted a year of service for each twelve-consecutive-month period following the Grant Date during which the employment or any other service relationship between the Participant and the Company and its Affiliates continues. No credit will be given for completion of a partial year of service and no period of time following the Participant’s Termination of Employment and/or any other service relationship(s) with the Company (including all Affiliates) shall count towards the vesting of Option Shares.

Schedule 1 – Page 1 of 1